Form N-SAR

Sub-Item 77M

Mergers

Janus Henderson Emerging Markets Fund

2-34393, 811-1879

On June 12, 2017, Janus Henderson Emerging Markets Fund was the surviving fund in a reorganization. All of the assets and liabilities of Janus Emerging Markets Fund were transferred to Janus Henderson Emerging Markets Fund. The circumstances and details of the merger are contained in the March 1, 2017 SEC Filing, Conformed Submission Type 497, accession number 0001193125-17-063039 and such filing is herein incorporated by reference as an exhibit to the Sub-Item 77M of Form N-SAR.

Janus Henderson International Small Cap Fund

2-34393, 811-1879

On June 5, 2017, Janus Henderson International Small Cap Fund was the surviving fund in a reorganization. All of the assets and liabilities of Henderson International Small Cap Fund were transferred to Janus Henderson International Small Cap Fund. The circumstances and details of the merger are contained in the Agreement and Plan of Reorganization by and between Janus Investment Fund, on behalf of Janus Henderson International Small Cap Fund and Henderson Global Funds, on behalf of Henderson International Small Cap Fund, dated May 12, 2017, and is attached an as exhibit to the Sub-Item 77M of Form N-SAR.

Janus Henderson Emerging Markets Fund

Janus Henderson European Focus Fund

Janus Henderson Global Equity Income Fund

Janus Henderson International Opportunities Fund

Janus Henderson U.S. Growth Opportunities Fund

2-34393, 811-1879

On June 5, 2017, the above-referenced funds were the surviving funds in five separate reorganizations. All of the assets and liabilities of Henderson Emerging Markets Fund, Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson International Opportunities Fund, and Henderson U.S. Growth Opportunities Fund were transferred to Janus Henderson Emerging Markets Fund, Janus Henderson European Focus Fund, Janus Henderson Global Equity Income Fund, Janus International Opportunities Fund, and Janus Henderson U.S. Growth Opportunities Fund, respectively. The circumstances and details of the mergers of the above-referenced funds, with the exception of the merger of Henderson Emerging Markets Fund into Janus Henderson Emerging Markets Fund, are contained in the March 8, 2017 SEC filing, Conformed Submission Type 497, accession number 0001193125-17-074864, and such filing is herein incorporated by reference as an exhibit to the Sub-Item 77M of Form N-SAR. The circumstances and details of the merger of Henderson Emerging Markets Fund into Janus Henderson Emerging Markets Fund are contained in the March 1, 2017 SEC Filing, Conformed Submission Type 497, accession number 0001193125-17-063039 and such filing is herein incorporated by reference as an exhibit to the Sub-Item 77M of Form N-SAR.